EXHIBIT A

ANNEXED TO AND INCORPORATED IN
DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]
No. of ADSs:
Number
_____________________
Each ADS represents
One (1) Share
CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES, PAR VALUE A$1.00
EACH

of

NATIONAL AUSTRALIA BANK LIMITED

(Incorporated under the
laws of Victoria, Australia)

       THE BANK OF NEW YORK, a New York
banking corporation, as depositary hereunder (the
Depositary), hereby certifies that _______________
is the registered owner (a Holder) of
_________________ American Depositary Shares
(ADSs), each (subject to paragraph (13)) representing
One (1) Ordinary Shares, par value A$1.00 each
(including the rights to receive Shares described in
paragraph (1) Shares and, together with any other
Securities, cash or property from time to time held by
the Depositary in respect or in lieu of deposited
Shares, the Deposited Securities), of NATIONAL
AUSTRALIA BANK LIMITED, a corporation
organized under the laws of Victoria, Australia (the
Company), deposited at the Melbourne office of
National Nominees Limited, as Custodian (subject to
paragraph (15), the Custodian), under the Amended
and Restated Deposit Agreement dated as of March
15, 1997, as further amended and restated as of
November 14, 1997, as further amended and restated
as of February 25, 2008 (as further amended from
time to time, the Deposit Agreement) among the
Company, the Depositary and all Holders from time
to time of American Depositary Receipts issued
thereunder (ADRs), each of whom by accepting an
ADR becomes a party thereto and agrees to be bound
by all of the terms and conditions thereof and hereof.
The Deposit Agreement and this ADR (which
includes the provisions set forth on the reverse
hereof) shall be governed by and construed in
accordance with the laws of the State of New York.
The terms and conditions of the Deposit Agreement
are hereby incorporated by reference.
       (1)	Issuance of ADRs. This ADR is
one of the ADRs issued under the Deposit
Agreement.  Notwithstanding Section (4) of the
Deposit Agreement, the Depositary may execute and
deliver ADRs prior to the receipt of Shares pursuant
to Section (3) of the Deposit Agreement
(PreRelease).  The Depositary may, pursuant to
paragraph (2), deliver Shares upon the receipt and
cancellation of ADRs which have been PreReleased,
whether or not such cancellation is prior to the
termination of such PreRelease or the Depositary
knows that such ADR has been PreReleased.  The
Depositary may receive ADRs in lieu of Shares in
satisfaction of a PreRelease.  Each PreRelease will be
(a) preceded or accompanied by a written
representation from the person to whom ADRs are to
be delivered that such person, or its customer, owns
the Shares or ADRs to be remitted, as the case may
be, (b) at all times fully collateralized with cash or
such other collateral as the Depositary deems
appropriate, (c) terminable by the Depositary on not
more than five (5) business days notice, and (d)
subject to such further indemnities and credit
regulations as the Depositary deems appropriate.  The
number of American Depositary Shares which are
outstanding at any time as a result of PreReleases will
not normally exceed thirty percent (30%) of the
Shares deposited hereunder provided, however, that
the Depositary reserves the right to change or
disregard such limit from time to time as it deems
appropriate.  The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.  At the request, risk
and expense of the person depositing Shares, the
Depositary may accept deposits for forwarding to the
Custodian and may deliver ADRs at a place other
than its office.  Every person depositing Shares under
the Deposit Agreement represents and warrants that
such Shares are validly issued and outstanding, fully
paid, nonassessable and free of preemptive rights,
that the person making such deposit is duly
authorized so to do and that such Shares (A) are not
restricted securities as such term is defined in Rule
144 under the Securities Act of 1933 unless at the
time of deposit they may be freely transferred in
accordance with Rule 144(k) and may otherwise be
offered and sold freely in the United States or (B)
have been registered under the Securities Act of
1933.  Such representations and warranties shall
survive the deposit of Shares and issuance of ADRs.
The Depositary will not knowingly accept for deposit
under the Deposit Agreement any Shares required to
be registered under the Securities Act of 1933 and not
so registered the Depositary may refuse to accept for
such deposit any Shares identified by the Company in
order to facilitate the Companys compliance with
such Act.
       (2) Withdrawal of Deposited Securities.
Holders of ADRs will be entitled to withdraw the
Deposited Securities at any time subject only to (i)
temporary delays caused by closing the transfer
books of the Depositary or the Company or the
deposit of Shares in connection with voting at a
shareholders meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges,
and (iii) compliance with any laws or governmental
regulations relating to the ADRs or the withdrawal of
Deposited Securities. Upon surrender of the ADRs at
the Depositarys New York office and upon payment
of any fees, expenses, taxes or governmental charges
as provided in the Deposit Agreement, subject to the
terms of the Deposit Agreement and paragraphs (4)
and (5) hereof, upon surrender of this ADR in form
satisfactory to the Depositary at the Transfer Office,
the Holder hereof is entitled to delivery at the
Custodians office of the Deposited Securities at the
time represented by the ADSs evidenced by this
ADR.  In connection with any surrender of an ADR
for withdrawal and the delivery of the Deposited
Securities represented by the ADSs evidenced
thereby, the Depositary may require proper
endorsement in blank of such ADR (or duly executed
instruments of transfer thereof in blank), and the
Holders written order (a Withdrawal Order) directing
the Depositary to cause the Deposited Securities
represented by the ADSs evidenced by such ADR to
be withdrawn and delivered to, or upon the written
order of, any person designated in such order.
Delivery of Deposited Securities may be made by the
delivery of certificates (which, if required by law
shall be properly endorsed or accompanied by
properly executed instruments of transfer or, if such
certificates may be registered, registered in the name
of such Holder or as ordered by such Holder in any
Withdrawal Order) or by such other means as the
Depositary may deem practicable. At the request, risk
and expense of the Holder hereof, the Depositary
may deliver such Deposited Securities at such other
place as may have been requested by the Holder.
       (3)	Transfers of ADRs.  The
Depositary or its agent will keep, at a designated
transfer office in the Borough of Manhattan, The City
of New York (the Transfer Office), (a) a register (the
ADR Register) for the registration, registration of
transfer, combination and splitup of ADRs, which at
all reasonable times will be open for inspection by
Holders and the Company for the purpose of
communicating with Holders in the interest of the
business of the Company or a matter relating to the
Deposit Agreement and (b) facilities for the delivery
and receipt of ADRs.  Title to this ADR (and to the
Deposited Securities represented by the ADRs
evidenced hereby), when properly endorsed or
accompanied by proper instruments of transfer, is
transferable by delivery with the same effect as in the
case of negotiable instruments under the laws of the
State of New York provided that the Depositary,
notwithstanding any notice to the contrary, may treat
the person in whose name this ADR is registered on
the ADR Register as the absolute owner hereof for all
purposes.  Subject to paragraphs (4) and (5), this
ADR is transferable on the ADR Register and may be
split into other ADRs or combined with other ADRs
into one ADR, evidencing the same number of ADSs
evidenced by this ADR, by the Holder hereof or by
duly authorized attorney upon surrender of this ADR
at the Transfer Office properly endorsed or
accompanied by proper instruments of transfer and
duly stamped as may be required by applicable law
provided that the Depositary may close the ADR
Register at any time or from time to time when
deemed expedient by it or requested by the Company.
       (4)	Certain Limitations. Prior to the
issue, registration, registration of transfer, splitup or
combination of any ADR, the delivery of any
distribution in respect thereof, or, subject to the last
sentence of paragraph (2), the withdrawal of any
Deposited Securities, and from time to time in the
case of clause (b)(ii) of this paragraph (4), the
Company, the Depositary or the Custodian may
require: (a) payment with respect thereto of (i) any
stock transfer or other tax or other governmental
charge, (ii) any stock transfer or registration fees in
effect for the registration of transfers of Shares or
other Deposited Securities upon any applicable
register and (iii) any applicable charges as provided
in paragraph (7), of this ADR, (b) the production of
proof satisfactory to it of (i) the identity and
genuineness of any signature and (ii) such other
information, including without limitation,
information as to citizenship, residence, exchange
control approval, beneficial ownership of any
securities, compliance with applicable law (including,
but not limited to evidence of compliance with the
Corporations Law, the Banking (Foreign Exchange
Regulations, the Banks (Shareholdings) Act 1972 or
the Foreign Acquisitions and Takeovers Act 1975 of
Australia), regulations provisions of or governing
Deposited Securities and terms of the Deposit
Agreement and this ADR, as it may deem necessary
or proper and (c) compliance with such regulations as
the Depositary may establish consistent with the
Deposit Agreement.  The issuance of ADRs, the
acceptance of deposits of Shares, the registration,
registration of transfer, splitup or combination of
ADRs or, subject to the last sentence of paragraph
(2), the withdrawal of Deposited Securities may be
suspended, generally or in particular instances, when
the ADR Register or any register for Deposited
Securities is closed or when any such action is
deemed advisable by the Depositary or the Company
at any time or from time to time in connection with
voting at any meeting of shareholders or the payment
of dividends or because of any requirement of law or
of any government or governmental body or
commission.
       (5)	Taxes.  If any tax or other
governmental charge shall become payable by or on
behalf of the Custodian or the Depositary with
respect to this ADR, any Deposited Securities
represented by the ADSs evidenced hereby or any
distribution thereon, such tax or other governmental
charge shall be paid by the Holder hereof to the
Depositary. The Depositary may refuse to effect any
registration, registration of transfer, splitup or
combination hereof or, subject to the last sentence of
paragraph (2), any withdrawal of such Deposited
Securities until such payment is made. The
Depositary may also deduct from any distributions on
or in respect of Deposited Securities, or may sell by
public or private sale for the account of the Holder
hereof any part or all of such Deposited Securities
(after attempting by reasonable means to notify the
Holder hereof prior to such sale), and may apply such
deduction or the proceeds of any such sale in
payment of such tax or other governmental charge,
the Holder hereof remaining liable for any
deficiency, and shall reduce the number of ADSs
evidenced hereby to reflect any such sales of Shares.
In connection with any distribution to Holders, the
Company will remit to the appropriate governmental
authority or agency all amounts (if any) required to
be withheld and owing to such authority or agency by
the Company and the Depositary and the Custodian
will remit to the appropriate governmental authority
or agency all amounts (if any) required to be withheld
and owing to such authority or agency by the
Depositary or the Custodian. If the Depositary
determines that any distribution in property other
than cash (including Shares or rights) on Deposited
Securities is subject to any tax that the Depositary or
the Custodian is obligated to withhold, the
Depositary may dispose of all or a portion of such
property in such amounts and in such manner as the
Depositary deems necessary and practicable to pay
such taxes, by public or private sale, and the
Depositary shall distribute the net proceeds of any
such sale or the balance of any such property after
deduction of such taxes to the Holders entitled
thereto.
       (6)	Disclosure of Interests.  To the
extent that the provisions of or governing any
Deposited Securities may require disclosure of or
impose limits on beneficial or other ownership of
Deposited Securities, other Shares and other
securities and may provide for blocking transfer,
voting or other rights to enforce such disclosure or
limits, Holders and all persons holding ADRs agree
to comply with all such disclosure requirements and
ownership limitations and to cooperate with the
Depositary in the Depositarys compliance with any
Company instructions in respect thereof, and the
Depositary will use reasonable efforts to comply with
such Company instructions.
       (7)	Charges of Depositary.
       The following charges shall be incurred by
any party depositing or withdrawing Shares or by any
party surrendering American Depositary Shares or to
whom American Depositary Shares are issued
(including, without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange of stock regarding the
American Depositary Shares or Deposited Securities
or a delivery of American Depositary Shares pursuant
to paragraph 10 hereof), or by Owners, as applicable:
(1) taxes and other governmental charges, (2) such
registration fees as may from time to time be in effect
for the registration of transfers of Shares generally on
the Share register of the Company or Foreign
Registrar and applicable to transfers of Shares to or
from the name of the Depositary or its nominee or the
Custodian or its nominee on the making of deposits
or withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and facsimile
transmission expenses as are expressly provided in
the Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of
foreign currency pursuant to paragraph 10 hereof, (5)
a fee of $5.00 or less per 100 American Depositary
Shares (or portion thereof) for the delivery of
American Depositary Shares pursuant to paragraph
10 hereof and the surrender of American Depositary
Shares pursuant to paragraph 2 or paragraph 16
hereof, (6) a fee of $.02 or less per American
Depositary Share (or portion thereof) for any cash
distribution made pursuant to the Deposit Agreement,
including, but not limited to pursuant to paragraph 10
hereof, (7) a fee for the distribution of securities
pursuant to pursuant to paragraph 10 hereof, such fee
being in an amount equal to the fee for the execution
and delivery of American Depositary Shares referred
to above which would have been charged as a result
of the deposit of such securities (for purposes of this
clause 7 treating all such securities as if they were
Shares) but which securities are instead distributed by
the Depositary to Owners, (8) in addition to any fee
charged under clause 6, a fee of $.02 or less per
American Depositary Share (or portion thereof) per
annum for depositary services, which will be payable
as provided in clause 9 below, (9) any other charges
payable by the Depositary, any of the Depositarys
agents, including the Custodian, or the agents of the
Depositarys agents in connection with the servicing
of Shares or other Deposited Securities (which charge
shall be assessed against Owners as of the date or
dates set by the Depositary in accordance with
paragraph 11 hereof and shall be payable at the sole
discretion of the Depositary by billing such Owners
for such charge or by deducting such charge from one
or more cash dividends or other cash distributions).
       The Depositary, subject to paragraph 1
hereof, may own and deal in any class of securities of
the Company and its affiliates and in American
Depositary Shares.
       (8)	Available Information.  The
Deposit Agreement, the provisions of or governing
Deposited Securities and any written communications
from the Company, which are both received by the
Custodian or its nominee as a holder of Deposited
Securities and made generally available to the holders
of Deposited Securities, are available for inspection
by Holders at the offices of the Depositary and the
Custodian and at the Transfer Office.  The Depositary
will mail copies of such communications (or English
translations or agencies thereof) to Holders when
furnished by the Company.  Upon effectiveness of
the termination of the Companys reporting
requirements under the Securities Exchange Act of
1934, as amended (the Exchange Act), the Company
shall  make available certain public reports and
documents required by foreign law or otherwise
under Rule 12g32(b) under the Exchange Act at the
Companys internet web site [or through an electronic
information delivery system].
       (9)	Execution.  This ADR shall not be
valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:
THE BANK OF NEW YORK, as Depositary

By: ________________________________

Authorized Officer

       The Depositarys principal executive office is located at 101 Barclay Street New York, New York
10286.

[FORM OF REVERSE OF ADR]

       (10)	Distributions on Deposited
Securities. Subject to paragraphs (4) and (5), to the
extent practicable, the Depositary will distribute by
mail to each Holder entitled thereto on the record
date set by the Depositary therefor at such Holders
address shown on the ADR Register, in proportion to
the number of Deposited Securities (on which the
following distributions on Deposited Securities are
received by the Custodian) represented by ADSs
evidenced by such Holders ADRs: (a) Cash:  Any
U.S. dollars available to the Depositary resulting
from a cash dividend or other cash distribution or the
net proceeds of sales of any other distribution or
portion thereof authorized in this paragraph (10)
(Cash), on an averaged or other practicable basis,
subject to (i) appropriate adjustments for taxes
withheld, (ii) such distribution being impermissible
or impracticable with respect to certain Holders, and
(iii) deduction of the Depositarys expenses in (1)
converting any foreign currency to U.S. dollars by
sale or in such other manner as the Depositary may
determine to the extent that it determines that such
conversion may be made on a reasonable basis, (2)
transferring foreign currency or U.S. dollars to the
United States by such means as the Depositary may
determine to the extent that it determines that such
transfer may be made on a reasonable basis, (3)
obtaining any approval or license of any
governmental authority required for such conversion
or transfer, which is obtainable at a reasonable cost
and within a reasonable time and (4) making any sale
by public or private means in any commercially
reasonable manner.  If the Depositary determines that
in its judgment any foreign currency received by it
cannot be converted on a reasonable basis and
transferred to the United States, the Depositary may
distribute the foreign currency received by it or, at its
discretion, hold such foreign currency, uninvested
and without liability for interest thereon, for the
respective accounts of the Holders entitled to receive
the same.  (b) Shares. (i) Additional ADRs
evidencing whole ADSs representing any Shares
available to the Depositary resulting from a dividend
or free distribution on Deposited Securities consisting
of Shares (a Share Distribution) and (ii) U.S. dollars
available to it resulting from the net proceeds of sales
of Shares received in a Share Distribution, which
Shares would give rise to fractional ADSs if
additional ADRs were issued therefor, as in the case
of Cash. (c) Rights. (i) Warrants or other instruments
in the discretion of the Depositary representing rights
to acquire additional ADRs in respect of any rights to
subscribe for additional Shares or rights of any nature
available to the Depositary as a result of a
distribution on Deposited Securities (Rights), to the
extent that the Company timely furnishes to the
Depositary evidence satisfactory to the Depositary
that the Depositary may lawfully distribute the same
(the Company has no obligation to so furnish such
evidence), or (ii) to the extent the Company does not
so furnish such evidence and sales of Rights are
practicable, any U.S. dollars available to the
Depositary from the net proceeds of sales of Rights
as in the case of Cash, or (iii) to the extent the
Company does not so furnish such evidence and such
sales cannot practicably be accomplished by reason
of the nontransferability of the Rights, limited
markets therefor, their short duration or otherwise,
nothing (and any Rights may lapse). (d) Other
Distributions.  (i) Securities or property available to
the Depositary resulting from any distribution on
Deposited Securities other than Cash, Share
Distributions and Rights (Other Distributions), by
any means that the Depositary may deem, after
consultation with the Company to the extent
practicable, lawful, equitable and practicable, or (ii)
to the extent the Depositary deems, after consultation
with the Company to the extent practicable,
distribution of such securities or property not to be
lawful, equitable and practicable, any U.S. dollars
available to the Depositary from the net proceeds of
sales of Other Distributions as in the case of Cash.
Such U.S. dollars available will be distributed by
checks drawn on a bank in the United States for
whole dollars and cents (any fractional amounts shall
be rounded to the nearest whole cent and so
distributed to Holders entitled thereto).
       (11)	Record Dates. The Depositary may,
after consultation with the Company, if practicable,
fix a record date (which shall be as near as
practicable to any corresponding record date set by
the Company) for the determination of the Holders
who shall be entitled to receive any distribution on or
in respect of Deposited Securities, to give
instructions for the exercise of any voting rights, to
receive any notice or to act in respect of other matters
and only such Holders shall be so entitled.
       (12)	Voting of Deposited Securities. As
soon as practicable after receipt from the Company of
notice of any meeting or solicitation of consents or
proxies of holders of Shares or other Deposited
Securities, the Depositary shall mail to Holders a
notice stating (a) such information as is contained in
such notice and any solicitation materials, (b) that
each Holder on the record date set by the Depositary
therefor will be entitled, subject to any applicable
provisions of law and of the Memorandum and
Articles of Association of the Company, to instruct
the Depositary as to the exercise of the voting rights,
if any, pertaining to the Deposited Securities
represented by the ADSs evidenced by such Holders
ADRs and (c) the manner in which such instructions
may be given, including instructions to give a
discretionary proxy to a person designated by the
Company.  Upon receipt of instructions of a Holder
on such record date in the manner and on or before
the date established by the Depositary for such
purpose, the Depositary shall endeavor insofar as
practicable and permitted under the provisions of or
governing Deposited Securities to vote or cause to be
voted (or to grant a discretionary proxy to a person
designated by the Company to vote) the Deposited
Securities represented by the ADSs evidenced by
such Holders ADRs in accordance with such
instructions. The Depositary will not itself exercise
any voting discretion in respect of any Deposited
Securities.
       (13)	Changes Affecting Deposited
Securities.  Subject to paragraphs (4) and (5), the
Depositary may, in its discretion, and shall if the
Company shall so request, amend this ADR or
distribute additional or amended ADRs (with or
without calling this ADR for exchange) or cash,
securities or property on the record date set by the
Depositary therefor to reflect any change in par
value, splitup, consolidation, cancellation or other
reclassification of Deposited Securities, any Share
Distribution or Other Distribution not distributed to
Holders or any cash, securities, or property available
to the Depositary in respect of Deposited Securities
from (and the Depositary is hereby authorized to
surrender any Deposited Securities to any person and
to sell by public or private sale any property received
in connection with) any recapitalization,
reorganization, merger, consolidation, liquidation,
receivership, bankruptcy or sale of all or substantially
all the assets of the Company, and to the extent the
Depositary does not no amend this ADR or make a
distribution to Holders to reflect any of the foregoing,
or the net proceeds thereof, whatever cash, securities
or property results from any of the foregoing shall
constitute Deposited Securities and each ADS
evidenced by this ADR shall automatically represent
its pro rata interest in the Deposited Securities as then
constituted.
       (14)	Exoneration. The Depositary, the
Company, their agents and each of them shall: (a)
incur no liability (i) if any present or future law,
regulation of any country or of any governmental or
regulatory authority or stock exchange, the provisions
of or governing any Deposited Security, act of God,
war or other circumstance beyond its control shall
prevent, delay or subject to any civil or criminal
penalty any act which the Deposit Agreement or this
ADR provides shall be done or performed by it, or
(ii) by reason of any exercise or failure to exercise
any discretion given it (explicitly or otherwise) in the
Deposit Agreement or this ADR (b) assume no
liability except to perform its obligations to the extent
they are specifically set forth in this ADR and the
Deposit Agreement without gross negligence or bad
faith (c) except in the case of the Company and its
agents, be under no obligation to appear in, prosecute
or defend any action, suit or other proceeding in
respect of any Deposited Securities or this ADR (d)
in the case of the Company and its agents, be under
no obligation to appear in, prosecute or defend any
action, suit or other proceeding in respect of any
Deposited Securities or this ADR, which in its
opinion may involve it in expense or liability, unless
indemnity satisfactory to it against all expense
(including fees and disbursements of counsel) and
liability be furnished as often as may be required or
(e) not be liable for any action or inaction by it in
reliance upon the advice of or information from legal
counsel, accountants, any person presenting Shares
for deposit, any Holder, or any other person believed
by it to be competent to give such advice or
information.  The Depositary, its agents and the
Company may rely and shall be protected in acting
upon any written notice, request, direction or other
document believed by them to be genuine and to have
been signed or presented by the proper party or
parties.  The Depositary and its agents will not be
responsible for any failure to carry out any
instructions to vote any of the Deposited Securities,
for the manner in which any such vote in cast or for
the effect of any such vote.  The Depositary and its
agents may own and deal in any class of securities of
the Company and its affiliates and in ADRs.  The
Company has agreed to indemnify the Depositary and
its agents under certain circumstances and the
Depositary has agreed to indemnify the Company
against losses incurred by the Company to the extent
such losses are due to the negligence or bad faith of
the Depositary or its agents appointed hereunder.  No
disclaimer of liability under the Securities Act of
1933 is intended by any provision hereof.
       (15)	Resignation and Removal of
Depositary the Custodian.  The Depositary may
resign as Depositary by written notice of its election
to do so delivered to the Company, or be removed as
Depositary by the Company by written notice of such
removal delivered to the Depositary such resignation
or removal shall take effect upon the appointment of
and acceptance by a successor depositary. The
Depositary may appoint substitute or additional
Custodians and the term Custodian refers to each
Custodian or all Custodians as the context requires.
       (16)	Amendment.  Subject to the last
sentence of paragraph (2), the ADRs and the Deposit
Agreement may be amended by the Company and the
Depositary without the consent of the Holders in any
respect, provided that any amendment that imposes
or increases any fees or charges (other than stock
transfer or other taxes and other governmental
charges, transfer or registration fees, cable, telex or
facsimile transmission costs, delivery costs or other
such expenses), or that shall otherwise prejudice any
substantial existing right of Holders, shall become
effective 30 days after notice of such amendment
shall have been given to the Holders.  Every Holder
of an ADR at the time any amendment to the Deposit
Agreement so becomes effective shall be deemed, by
continuing to hold such ADR, to consent and agree to
such amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event shall
any amendment impair the right of the Holder of any
ADR to surrender such ADR and receive the
Deposited Securities represented thereby, except in
order to comply with mandatory provisions of
applicable law
       (17)	Termination.  The Depositary may,
and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited
Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit or the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit
Agreement except for its obligations to the Depositary and its agents.












Notice to Holders.DOC